                                                                     EXHIBIT 4.2


                           ARIAD PHARMACEUTICALS, INC.

                    CERTIFICATE OF INCORPORATION, AS AMENDED



                                    DELAWARE

                    ----------------------------------------
                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ARIAD PHARMACEUTICALS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF APRIL, A.D. 1991, AT 12:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF APRIL, A.D. 1991, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ARIAD CORPORATION" TO "ARIAD PHARMACEUTICALS, INC.", FILED THE THIRD DAY OF MAY, A.D. 1991, AT 9:01 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 1992, AT 2:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF APRIL, A.D. 1994, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF OCTOBER, A.D. 1994, AT 3 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 1994, AT 3 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF JUNE, A.D. 2000, AT 11 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIFTH DAY OF JUNE, A.D. 2004, AT 2:30 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD ON THE AFORESAID CORPORATION.




                                    /s/  Harriet Smith Windsor

                                    ------------------------------------------
                                    Harriett Smith Windsor, Secretary of State

                                                            DATE:  06-25-04

                         CERTIFICATE OF INCORPORATION

                                      of

                              ARIAD Corporation

      The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

      1. Name. The name of the corporation is ARIAD Corporation.

      2. Address: Registered Agent. The address of the Corporation's registered office is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: forty million (40,000,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.

      5. Name and Address of Incorporator. The name and mailing address of the incorporator are: James T. Janover, 1285 Avenue of the Americas, New York, New York 10019-6064.

      6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

      7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a directory, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      8. Indemnification.

            8.1 The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such persons entitled to the benefits of this Section 8.

            8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding, provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director of officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

            8.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            8.4 The right to indemnification and reimbursement or advancement of expenses provide by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.

            8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws of the Corporation or under
Section 145 of the Delaware General Corporation Law or any other provision of law.

            8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

            8.7 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses of any court of competent jurisdiction. The burden of providing that such indemnification or reimbursement or advancement of expenses are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

            8.8 Any director or officer of the Corporation serving (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (2) any employee benefit plan of the Corporation or any corporation referred to in clause (1), in any capacity, shall be deemed to be doing so at the request of the Corporation.

            8.9 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted in the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

            9. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may by made, by the stockholders of the Corporation.

            IN WITNESS WHEREOF, this Certificate has been signed on this 12th of April, 1991.

                                          /s/ James T. Janover

                                          ------------------------------------
                                          James T. Janover
                                          Incorporator

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                                ARIAD Corporation

      It is hereby certificated that:

      1. The name of the Corporation (hereinafter called the "Corporation") is ARIAD Corporation.

      2. The Corporation has not received any payment for any of its stock.

      3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

                   "4. Number of Shares: The total number of shares of stock which the Corporation shall have authority to issue is forty million (40,000,000), all of which shall be shares of Common Stock of the Par Value of one tenth of one cent ($0.001) per share.

      4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Dated April 16, 1991.

                                                /s/ James T. Janover

                                          -------------------------------
                                                James T. Janover,
                                                Sole Incorporator

            Certificate of Amendment of Certificate of Incorporation

                                       of

                                ARIAD Corporation

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is ARIAD Corporation.

      2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new article:

        "1: The name of the Corporation is ARIAD Pharmaceuticals, Inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 30, 1991.

                                          /s/ Harvey J. Berger

                                          -------------------------------
                                          Harvey J. Berger - President

Attest:

/s/ Harvey J. Berger

-------------------------------
Harvey J. Berger - Secretary

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                           ARIAD PHARMACEUTICALS, INC.

      1. The name of the corporation (hereinafter called the "Corporation") is ARIAD Pharmaceuticals, Inc.

      2. The certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof in its entirety and by substituting in lieu of said Article 4 the following new Article:

            "4: Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: eighty million (80,000,000) shares, all of which shares shall be shares of Common Stock, par value one-tenth of one cent ($.001) each."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on January 15, 1992.

                                          /s/ Harvey J. Berger

                                          -------------------------------
                                          Harvey J. Berger, M.D.
                                          Chief Executive Officer

Attest:

/s/ David T. Washburn

-------------------------------
David T. Washburn, Esq.
Secretary

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                   ARIAD PHARMACEUTICALS, INC.

    (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)

      The undersigned, Harvey J. Berger and David T. Washburn, President and Secretary, respectively, of ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

      1. The name of the corporation is ARIAD Pharmaceuticals, Inc.

      2. This Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of the Corporation to, among other things, effect a 1.0 for 2.8 reverse split of the common stock of the Corporation, par value $0.001 per share, and to decrease the number of shares of the Corporation's authorized capital stock.

      3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Four thereof in its entirety and by substituting in lieu of said Article Four the following new Article:

            "4. Number of Shares. The total number or shares of stock which the Corporation shall have authority to issue is: sixty million (60,000,000), all of which shall be shares of Common Stock, par value one-tenth of one center ($0.001) each."

            Effective upon the filing of this Certificate of Amendment by the Secretary of State of the State of Delaware, every 2.8 shares of Common Stock issued and outstanding immediately prior thereto shall, without any action on the part of the holder thereof, be reclassified as one share of Common Stock. In lieu of the issuance of fractional shares arising from such reclassification, cash in an amount equal to the fair market value of each such fractional share as determined by the Board of Directors of the Corporation shall be paid to each stockholder entitled thereto upon surrender to the Corporation of certificates representing shares of Common Stock outstanding prior to the effectiveness of such reclassification.

      4. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL") proposing that this Amendment of Certificate of Incorporation be approved and declaring the adoption of this Amendment of Certificate of Incorporation to be advisable, and the stockholders of the Corporation duly approved this Amendment of Certificate of Incorporation in accordance with Sections 211 and 242 of the GCL.

Dated and attested to as of April 8, 1994.

                                          ARIAD PHARMACEUTICALS, INC.

                                                /s/ Harvey J. Berger
                                          By:
                                              -------------------------------
                                              Name: Harvey J. Berger
                                              Title: President

Attest:

/s/ David T. Washburn

-------------------------------
Name: David T. Washburn
Title: Secretary

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                           ARIAD PHARMACEUTICALS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is ARIAD Pharmaceuticals, Inc.

      2. The certificate of incorporation of the Corporation is hereby amended as follows:

                  A. Section 4 of the certificate of incorporation is deleted in its entirety and replaced by the following new Section 4:

            "4. Number of Shares. The total number of shares of stock that the Corporation shall have the authority to issue is: seventy million (70,000,000), consisting of sixty million (60,000,000) shares of common stock (the "Common Stock") of the par value of one-tenth of one cent ($.001) each and ten million (10,000,000) shares of preferred stock (the "Preferred Stock") of the par value of one cent ($.01) each.

            "Designation of Classes; Relative Rights, etc. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

            "The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares or Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

      (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

            "Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders or shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                  B. Section 6 of the certificate of incorporation is deleted in its entirety and replaced by the following new Section 6:

            "6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote. The Board shall consist of one or more members. The number of Directors may be changed from time to time by action of the Board of Directors. The Directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation. The first class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, the second class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, and the third class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, with the Directors of each class to hold office until their successors are elected and qualified.

      At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the entire Board of Directors, although less a quorum, or by a sole remaining Director; any such vacancy may not be filled by the stockholders of the Corporation. A Director elected to fill a vacancy shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall have been elected and qualified.

            "Effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors without any further action shall be classified into three classes."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

Dated and attested to as of October 4, 1994

                                          ARIAD PHARMACEUTICALS, INC.

                                                 /s/ Harvey J. Berger
                                          By:
                                              -------------------------------
                                              Name:  Harvey J. Berger
                                              Title: President and Chief
                                                     Executive Officer

Attest:

/s/ Jay R. LaMarche

-------------------------------
Name: Jay R. LaMarche
Title: Assistant Secretary

                           ARIAD PHARMACEUTICALS, INC.

                           CERTIFICATE OF DESIGNATIONS

                                  in respect of

                            SERIES A PREFERRED STOCK

                        --------------------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                        --------------------------------

      The undersigned, being the Chairman of the Board, President and Chief Executive Officer of ARIAD Pharmaceuticals, Inc. (the "Corporation"), a corporation organised and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolution at a meeting of said Board of Directors duly called and held on December 15, 1994, which resolution remains in full force and effect as of the date hereof:

            RESOLVED, that the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Corporation's Certificate of Incorporation, as amended (the "Charter"), hereby establishes a series of the Preferred Stock, par value $0.01 per share, of the Corporation and fixes the number of shares of such series and the powers, designations, preferences and relative, participating, optional or other rights of such series, and the qualifications, limitations or restrictions thereof, as follows:

            The first series of Preferred Stock, par value $0.01 per share, of the Corporation shall be, and hereby is, designated "Series A Preferred Stock" (the "Series A Shares"), and the number of shares constituting such series shall be five hundred thousand (500,000). The relative rights and preferences of the Series A Shares shall be as follows:

            Section a.  Dividends and Distributions.


            (1) Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the Series A Shares with respect to dividends, the holders of Series A Shares, in preference to the holders of Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when and as declared by the Board of Directors, out of any funds lawfully available therefor, cash dividends thereon, payable quarterly, from the date of issuance thereof, upon the tenth days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first issuance of any Series A Share. In the event the Corporation shall at any time after December 30, 1994 (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Shares were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (2) The Corporation shall declare a dividend or distribution on the Series A Shares as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further, that nothing contained in this paragraph (2) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Charter.

            (3) Dividends shall being to accrue and be cumulative on outstanding Series A Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Shares entitled to receive payment of a dividend or distribution declared thereon.

                  Section b. Redemption. The Series A Shares are not redeemable.

                  Section c. Liquidation, Dissolution or Winding Up. In the event of the voluntary or involuntary liquidation of the Corporation the "preferential amount" that the holders of the Series A Shares shall be entitled to receive out of the assets of the Corporation shall be $100.00 per share plus all accrued and unpaid dividends thereon.

                  (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior

      (upon liquidation, dissolution or winding up) to the Series A Shares unless, prior thereto, the holders of Series A Shares shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Shares unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (3) of this Section c to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
      (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Shares and Common Stock, respectively, holders of Series A Shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to the Series A Shares and Common Stock, on a per share basis, respectively.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Series A Shares, then all such available assets shall be distributed ratably to the holders of the Series A Shares and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

            (3) In the event the Corporation shall at any time after December 30, 1994 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock there were outstanding immediately prior to such event.

                  Section d. Sinking Fund. The Preferred Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

                  Section e. Conversion.

                  (1) Subject to paragraph (2) of this Section e, the Preferred Shares shall not be convertible.

                  (2) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate number of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section f. Voting Rights.

                  (1) The holders of Series A Shares shall have no voting rights except as provided by Delaware statutes or by paragraph (2) of this Section f.

                  (2) So long as any Series A Shares shall be outstanding, and in addition to any other approvals or consents required by law, without the consent of the holders of 66-2/3% of the Series A Shares outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

                        (i) The Corporation shall not sell, transfer or lease
            all or substantially all the properties and assets of the Corporation; provided, however, that nothing herein shall require the consent of the holders of Series A Shares for or in respect of the creation of any mortgage, pledge, or other lien upon all or any part of the assets of the Corporation.

                        (ii) The Corporation shall not effect a merger or
            consolidation with any other corporation or corporations unless as a result of such merger or consolidation and after giving effect thereto holders of Series A Shares are entitled to receive a per share amount and type of consideration equal to 100 times the per share amount and type of consideration received by holders of shares of Common Stock, or (1) either (A) the Corporation shall be the surviving corporation or (B) if the Corporation is not the surviving corporation, the successor corporation shall be a corporation duly organized and existing under the laws of any state of the United States of America or the District of Columbia, and all obligations of the Corporation with respect to the Series A Shares shall be assumed by such successor corporation, (2) the Series A Shares then outstanding shall continue to be outstanding and (3) there shall be no alteration or change in the designation or the preferences, relative rights or limitations applicable to outstanding Series A Shares prejudicial to the holders thereof.

                        (iii) The Corporation shall not amend, alter or repeal
            any of the provisions of its Certificate of Incorporation in any manner that adversely affects the relative rights, preferences or limitations of the Series A Shares or the holders thereof.

            Section g. Certain Restrictions.

            (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Shares as provided in Section a are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Shares outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (as to dividends) to the Series A Shares;

                  (ii) declares or pay dividends on or make any other
            distributions on any shares of stock ranking on a party (as to dividends) with the Series A Shares, except dividends paid ratably on the Series A Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking junior (as to dividends) to the Series A Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchanging for shares of any stock of the Corporation, ranking junior (as to dividends) to the Series A Shares; and

                  (iv) purchase or otherwise acquire for consideration any
            Series A Shares, or any shares of stock ranking on a parity (as to dividends) with the Series A Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment amount the respective series or classes.

            (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (1) of this Section g, purchase or otherwise acquire such shares at such time and in such manner.

            Section h. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of Series A Shares in integral multiples of 1/100th of a Series A Share, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any Series A Shares, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depository selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of Series A Shares. In the event that fractional Series A Shares are issued, the holders thereof shall have all the rights provided herein for holders of full Series A Shares in the proportion that such fraction bears to a full share.

            IN TESTIMONY WHEREOF, ARIAD Pharmaceuticals, Inc. has caused this Statement to be signed under its corporate seal by its Chairman of the Board, President and Chief Executive Officer and attested by its Secretary as of the 15th day of December, 1994.

                                          ARIAD PHARMACEUTICALS, INC.

                                                /s/ Harvey J. Berger

                                          By
                                            ----------------------------------
                                            Harvey J. Berger, M.D.
                                            Chairman of the Board,
                                            President and Chief
                                            Chief Executive Officer

ATTEST:

/s/ David T. Washburn

--------------------------------
David T. Washburn
Secretary

                           ARIAD PHARMACEUTICALS, INC.

                           CERTIFICATE OF DESIGNATIONS

                                  in respect of

                            SERIES B PREFERRED STOCK

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            of the State of Delaware

      The undersigned, being the Chairman of the Board, President and Chief Executive Officer of ARIAD Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

RESOLVED:   That the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Corporation's Certificate of Incorporation, as amended, hereby establishes a series of Preferred Stock, $.01 par value, to be known as Series B Convertible Preferred Stock of the Corporation, consisting of Five Million (5,000,000) shares and having the voting and other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as set forth in Exhibit A attached hereto.

      IN WITNESS WHEREOF, ARIAD Pharmaceuticals, Inc. has caused this certificate to be signed by its Chairman of the Board, President and Chief Executive Officer the 18th day of March, 1997.


                                        ARIAD PHARMACEUTICALS, INC.

                                        By:   /s/ Harvey J. Berger
                                           -------------------------------------
                                              Harvey J. Berger, M.D.
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                    EXHIBIT A

                      SERIES B CONVERTIBLE PREFERRED STOCK

      1. Liquidation Rights.

      (a) Treatment at Liquidation, Dissolution or Winding Up.

            (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment of all amounts owing to holders of capital stock ranking senior to the Series B Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock, on a parity with holders of any other class or series of the Corporation's capital stock designated to be on a parity with the Series B Convertible Preferred Stock but before payment or distribution of any of such assets to the holders of Common Stock or of any other class or series of the Corporation's capital stock designated to be junior to the Series B Convertible Preferred Stock, an amount equal to the price paid to the Corporation upon issuance thereof (the "Issue Price") per share of Series B Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series B Convertible Preferred Stock) plus all dividends thereon declared but unpaid, to and including the date full payment shall be tendered to the holders of Series B Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

            (ii) Following payment in full to the holders of capital stock of the Corporation ranking senior to the Series B Convertible Preferred Stock, and to the holders of Series B Convertible Preferred Stock and the holders of any other class or series of the Corporation's capital stock designated to be on a parity with the Series B Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the Corporation available for distribution to holders of the Corporation's capital stock shall be distributed to the respective holders of Common Stock ratably in proportion to the number of shares of Common Stock they then hold.

            (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series B Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such distribution, after distribution to capital stock ranking senior to the Series B Preferred, shall be distributed ratably among the holders of Series B Convertible Preferred Stock and the holders of any other class or series of the Corporation's capital stock designated to be on a parity with the Series B Convertible Preferred Stock.

      (b) Treatment of Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction own equity securities of the surviving or successor entity (or parent, if any) having fifty percent (50%) or more of the voting power of all outstanding equity securities of such entity immediately after the transaction, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1; provided, however, that the Corporation shall provide no less than ten (10) business days notice to the holders of Series B Convertible Preferred Stock prior to such transaction and, at any time up to immediately before such transaction, the holders of the Series B Convertible Preferred Stock may convert their shares of Series B Convertible Preferred Stock in accordance with Section 2 below.

      (c) Distributions other than Cash. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

      2. Conversion.

      2.1 Conversion of Series B Convertible Preferred Stock. The holders of Series B Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert; Conversion Ratio.

            (i) Each share of Series B Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series B Convertible Preferred Stock, into one (1) fully paid and non-assessable share of Common Stock, subject to adjustment as set forth in Section 2.1(d), at any time upon the earliest to occur of: (1) a Change of Control or Acquisition of the Corporation (as such terms are defined in Section 2.1(a)(ii)); (2) in the event the Joint Venture (as such term is defined in the Joint Venture Master Agreement dated March 4, 1997 (the "JV Master Agreement") between the Corporation and Hoechst Marion Roussel, Inc. ("HMRI")) is terminated pursuant to Section 9.3.1 or 9.3.3 of the JV Master Agreement and (A) any Supplemental Capital Loan (as such term is defined in the JV Master Agreement) remains outstanding as of the date of termination, three
(3) months after the date on which such Supplemental Capital Loan is due to be repaid by the Corporation to HMRI or (B) no Supplemental Capital Loan remains outstanding as of the date of termination, six (6) months following the effective date of such termination; or (3) September 30, 2003, in the event the Corporation and HMRI have agreed on additional funding arrangements for the Joint Venture pursuant to Section 9.3.2 of the JV Master Agreement. The ratio of the number of shares of Common Stock to be issued in conversion to the number of shares of Series B Convertible Preferred Stock to be converted is referred to herein as the "Conversion Ratio."

            (ii) For purposes hereof, an "Acquisition" shall be deemed to have occurred if the Corporation shall consolidate or merge with another entity, or convey, sell or lease to another entity all or substantially all of the stock, assets or business of the Corporation and its subsidiaries taken as a whole, unless the stockholders of the Corporation immediately prior to the transaction own a majority of the voting equity securities of the merged, consolidated or acquiring entity after the transaction. For purposes hereof, a "Change of Control" shall be deemed to have occurred upon consummation of any transaction or event as a result of which any other entity acquires or controls and is able to vote without restriction (directly or through nominees or beneficial ownership or by proxy) more than fifty percent (50%) of the capital stock of the Corporation outstanding at the time having the power ordinarily to vote for directors of the Corporation.

      (b) Mechanics of Conversion. Before any holder of Series B Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Convertible Preferred Stock and the number of shares of Common Stock to be issued upon conversion shall be rounded up to the next highest whole share. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

      (c) Automatic Conversion.

            (i) Each share of Series B Convertible Preferred Stock issued and outstanding on December 31, 2006 (the "Automatic Conversion Date") shall automatically be converted into shares of the Corporation's Common Stock on such date at the then effective Conversion Ratio in accordance with the provisions of this Section 2 (the "Automatic Conversion").

            (ii) Upon such Automatic Conversion of the Series B Convertible Preferred Stock pursuant to Section 2(c)(i) hereof, all shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series B Convertible Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing such shares of Common Stock into which the Series B Convertible Preferred Stock is being converted until such certificates are either delivered to the Corporation or the transfer agent of the Series B Convertible Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

            (iii) Upon such Automatic Conversion of the Series B Convertible Preferred Stock pursuant to Section 2(c)(i) hereof, each holder of Series B Convertible Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series B Convertible Preferred Stock at the office of the Corporation or of the transfer agent for the Series B Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock surrendered were convertible on the Automatic Conversion Date. No fractional shares of Common Stock shall be issued upon the Automatic

Conversion of Series B Convertible Preferred Stock, and the number of shares of Common Stock to be issued upon conversion shall be rounded up to the next highest whole share.

      (d) Adjustments to Conversion Ratio.

            (i) Special Definitions. For purposes of this Section 2.1(d), the following definitions shall apply:

                  (A) "Original Issue Date" shall mean the date on which shares of Series B Convertible Preferred Stock were first issued.

                  (B) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 2.1(d)(ii), deemed to be issued) by the Corporation after the Original Issue Date.

            (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                  (A) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                        (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

      If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Ratio which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Ratio shall be adjusted pursuant to this Section 2.1(d)(ii) as of the time of actual payment of such dividend.

      (iii) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

            (A) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 2.1(d)(ii)(A) in a stock dividend, stock distribution or subdivision, the Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

            (B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

      (e) Adjustments for Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), in each such case for purposes of this subsection 2(e), the holders of the Series B Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

      (f) Adjustments for Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, stock dividend, reclassification or other transaction provided for elsewhere in this Section 2), provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon the conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion thereof immediately prior to such recapitalization would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of this Section 2 with respect to the rights of the holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 2 (including adjustment of the Conversion Ratio then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event in a manner as equivalent as may be practicable.

            2.3 No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Convertible Preferred Stock against impairment.

            2.4 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series B Convertible Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

            2.5 Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock.

            2.6 Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series B Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series B Convertible Preferred Stock.

            2.7 Closing of Books. The corporation shall at no time close its transfer books against the transfer of any Series B Convertible Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series B Convertible Preferred Stock.

      3. Voting Rights. Except as otherwise required by law or by the provisions establishing any other series of Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Common Stock and of all classes and series of Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote as one class upon any matter submitted to the stockholders for a vote, on the following basis:

            (i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

            (ii) Holders of Series B Convertible Preferred Stock shall have that number of votes per share of Series B Convertible Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series B Convertible Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting (regardless of whether such shares of Series B Convertible Preferred Stock are then convertible).

      4. Dividend Rights. In the event the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series B Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series B Convertible Preferred Stock, as would have been payable on the largest number of shares (including fractions of shares) of Common Stock which each share of Series B Convertible Preferred Stock held by each holder thereof would have received if such Series B Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

      5. Covenants. So long as shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock, voting together as a single class:

            (i) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely such shares;

            (ii) increase the authorized number of shares of Series B Convertible Preferred Stock; or

            (iii) issue additional shares of Series B Convertible Preferred Stock except pursuant to the JV Master Agreement or the other Joint Venture Agreements (as such term is defined in the JV Master Agreement).

      6. No Reissuance of Series B Convertible Preferred Stock. No share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

      7. Register. The Corporation shall maintain a register in which it shall record the price paid to the Corporation upon issuance of each share of Series B Convertible Preferred Stock. In the event any holder of Series B Convertible Preferred Stock holding Series B Convertible Preferred Stock with more than one Issue Price shall transfer any of such stock, such holder shall notify the Corporation of the Issue Price of the shares to be transferred.

      8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series B Convertible Preferred Stock shall be vested in the Common Stock or the other series or classes of the Corporation's stock.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                           ARIAD PHARMACEUTICALS, INC.

      ARIAD Pharmaceuticals, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty Five Thousand (25,000) shares of Series C Convertible Preferred Stock of the Company, as follows:

            RESOLVED, that the Company is authorized to issue 25,000 shares of Series C Convertible Preferred Stock (the "PREFERRED SHARES"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

      (1) Dividends. The Preferred Shares shall not bear any dividends.

      (2) Holder's Conversion of Preferred Shares. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

            (a) Conversion Right. Subject to the provisions of Section 2(j), at any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Section 13 sets forth additional limitations on the Company' obligation to issue shares of Common Stock upon conversion of the Preferred Shares.

            (b) Conversion Rate and Other Definitions. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a) and 2(g) shall be determined according to the following formula (the "CONVERSION RATE"):

                                Conversion Amount
                                -----------------
                                Conversion Price

      For purposes of this Certificate of Designations, the following terms shall have the following meanings:

            (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price (as defined below) and the Floating Conversion Price (as defined below), each in effect as of such date and subject to adjustment as provided herein.

            (ii) "FIXED CONVERSION PRICE" means (A) with respect to any Preferred Shares issued on the Initial Issuance Date (I) on any Conversion Date prior to the Fixed Conversion Price Trigger Date, $5.00 and (II) on any Conversion Date on and after the Fixed Conversion Price Trigger Date, 120% of the Market Price of the Common Stock on the Fixed Conversion Price Trigger Date and (B) with respect to any Preferred Shares issued after the Initial Issuance Date, 120% of the Market Price on the Issuance Date of the applicable Preferred Shares, each subject to adjustment as provided herein.

            (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Market Price as of such date, subject to adjustment as provided herein.

            (iv) "CONVERSION PERCENTAGE" means (A) with respect to any Conversion Date prior to February 15, 1999, 100% and (B) with respect to any Conversion Date on or after February 15, 1999 (I) if the Company consummates one or more corporate collaborations or strategic partnerships during the period beginning on October 18, 1998 and ending on and including February 14, 1999 which provides the Company during such period with an aggregate of more than $7,000,000 of revenue and/or net proceeds from equity investments or the issuance of Qualified Subordinated Debt (as defined below) (including, without limitation, amounts received by the Company from Hoechst Marion Roussel ("HMR") pursuant to any agreement entered into prior to the Initial Issuance Date and any amendments thereto) (collectively, a "QUALIFYING FINANCING"), 100% and (II) if the Company fails to consummate a Qualifying Financing during the period beginning on the Initial Issuance Date and ending on and including February 14, 1999, 90%, each subject to adjustment as provided herein.

            (v) "MARKET PRICE" means, with respect to any security for any date of determination, the price which shall be computed as the arithmetic average of the four lowest Closing Bid Prices for such security during the 22 consecutive trading days immediately preceding such date.

            (vi) "CONVERSION AMOUNT" means the sum of (A) the Additional Amount (as defined below), provided that the Company has not elected to pay the Additional Amount in cash as described in Section 2(c), and (B) $1,000.

            (vii) "ADDITIONAL AMOUNT" means the result of the following formula:
      (0.05)(N/365)($1,000).

            (viii) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Nasdaq National Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares including for purposes of this determination any Preferred Shares with respect to which the Closing Bid Price is being determined. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

            (ix) "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date for the Preferred Shares for which conversion is being elected.

            (x) "ISSUANCE DATE" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

            (xi) "INITIAL ISSUANCE DATE" means the first date on which any Preferred Shares are issued by the Company.

            (xii) "FIXED CONVERSION PRICE TRIGGER DATE" means the earlier of (A) February 15, 1999 and (B) the date of receipt by each holder of Preferred Shares of written notice from the Company of the Company's election to reset the Fixed Conversion Price prior to February 15, 1999.

            (xiii) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares concerning the purchase of Preferred Shares.

            (xiv) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement between the Company and the initial holders of the Preferred Shares concerning the registration of the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares.

            (xv) "QUALIFIED SUBORDINATED DEBT" means any debt issued by the Company which has all of the following terms (A) such debt is issued to a strategic partner of the Company, (B) such debt has a maturity date not sooner than March 31, 2003, (C) such debt is convertible into Common Stock at any time only at the Company's option without any conditions to the Company's ability to exercise such option and only at a conversion price which is greater than the market price of the Common Stock at such time of conversion, (D) such debt is redeemable by the holder of such debt only upon the occurrence of an event which constitutes a Major Transaction (as defined in Section 3(c)), (E) the maturity date of such debt may not be accelerated at any time prior to March 31, 2003 and then only if the joint venture in connection with which such debt was issued is terminated, (F) such debt is not convertible at the option of the holder of such debt and
      (G) the Company does not issue any warrants or other securities to the holder of such debt in connection with the issuance of such debt.

            (c) Company's Option to Pay Additional Amount in Cash. Upon conversion pursuant to Sections 2(a) or 2(g), the Company shall have the right to elect to pay the Additional Amount in cash, in lieu of conversion to Common Stock. If the Company elects to pay the Additional Amount in cash, such cash shall be paid simultaneously with the delivery to the holder of the certificates representing the Common Stock issuable upon conversion in accordance with
Section 2(f). In order to exercise its right to pay any Additional Amount in cash, the Company must advise each holder of Preferred Shares in writing (the "CASH DIVIDEND NOTICE") that the Additional Amount shall be paid in cash until such time as the Company shall terminate the Cash Dividend Notice by providing at least five business days prior written notice of such termination (the "TERMINATION NOTICE"). The Cash Dividend Notice shall set forth the effective date of the Cash Dividend Notice, which date shall be at least five business days after the date the Cash Dividend Notice is deemed to have been delivered pursuant to Section 19. The Termination Notice shall be effective on the fifth business day after the date the Termination Notice is deemed to have been delivered pursuant to Section 19 unless a later date shall be specified in the Termination Notice.

            (d) Adjustment to Conversion Price -- Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

            (i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date of the Preferred Shares with respect to which this determination is being made, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Conversion Shares (as defined in the Securities Purchase Agreement) and shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share (as determined below) less than the Fixed Conversion Price, in effect immediately prior to such issuance or sale, of the Preferred Shares with respect to which this determination is being made (the "APPLICABLE PRICE"), then immediately after such issue or sale, (a) in the event such issuance or sale is of a Convertible Security (as defined below) convertible at a Fixed Price (as defined below), the Fixed Conversion Price (of the Preferred Shares with respect to which this determination is being made) then in effect shall be reduced to an amount equal to the consideration per share which the Company issued or sold, or was deemed to have issued or sold, one share of Common Stock pursuant to such issuance or sale or (b) in the event such issuance is other than as described in (a) above, the Fixed Conversion Price (of the Preferred Shares with respect to which this determination is being made) then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price (of the Preferred Shares with respect to which this determination is being made) in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and
      (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided, however, that the Fixed Conversion Price shall not be reduced at any time that the amount of such reduction would be an amount less than 2% of the Fixed Conversion Price immediately preceding such reduction, but any such amount shall be carried forward and reduction with respect thereto shall be made when such amount, together with any amounts carried forward, shall aggregate 2% or more of the Fixed Conversion Price immediately preceding the last such reduction. For purposes of determining the adjusted Fixed Conversion Price (of the Preferred Shares with respect to which this determination is being made) under this Section 2(d)(i), the following shall be applicable:

                  (A) Issuance of Options. If on or after the Issuance Date of the Preferred Shares for which an adjustment is being determined the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (B) Issuance of Convertible Securities. If on or after the Issuance Date of the Preferred Shares for which an adjustment is being determined the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                  (C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price (of the Preferred Shares with respect to which this determination is being made) in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                  (D) Certain Definitions. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following terms have meanings set forth below:

                        (I) "APPROVED STOCK PLAN" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider.

                        (II) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                        (III) "FIXED PRICE" shall mean the conversion price for a Convertible Security that is convertible into or exchangeable or exercisable for Common Stock at a price which by its terms has the possibility of not varying with the market price of the Common Stock.

                  (E) Effect on Fixed Conversion Price of Certain Events. For purposes of determining the adjusted Fixed Conversion Price under this
      Section 2(d)(i), the following shall be applicable:

                        (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Bid Prices of such security for the five (5) consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight
      (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be binding upon all parties absent manifest error.

                        (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                        (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                        (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

            (iii) Adjustment of Floating Conversion Price upon Issuance of Convertible Securities. If the Company in any manner issues or sells Convertible Securities that are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "VARIABLE PRICE") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("VARIABLE NOTICE") within three (3) business days of the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least a majority of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "VARIABLE PRICE ELECTION NOTICE") to the Company within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, then from and after the date of the Company's receipt of the Variable Price Election Notice the Floating Conversion Price will automatically be replaced with the Variable Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price). A holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 14 below. In the event that a holder delivers a Conversion Notice at any time after the Company's issuance of Convertible Securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to rescind such Conversion Notice or to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice.

            (iv) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the

      Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable had all of such holder's Preferred Shares been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            (v) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

            (vi) Notices.

                  (A) As soon as practicable, but in no event later than three
      (3) business days, after any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (B) The Company will give written notice to each holder of the Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or

      (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall any notice pursuant to this Section 2(d)(vi)(B) be provided to such holder prior to such information being made known to the public.

                  (C) The Company will also give written notice to each holder of Preferred Shares at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall any notice pursuant to this Section 2(d)(vi)(C) be provided to such holder prior to such information being made known to the public.

            (vii) Adjustment of Fixed Conversion Price upon an Underwriting Lock-Up Period. If and whenever on or after the Issuance Date of the Preferred Shares with respect to which this determination is being made, the Company delivers a Lock-Up Request Notice (as defined in Section 4(n) of the Securities Purchase Agreement), then immediately following the end of the Underwriting Lock-Up Period (as defined in Section 4(n) of the Securities Purchase Agreement) the Fixed Conversion Price of the applicable Preferred Share in effect immediately prior to such Underwriting Lock-Up Period shall be adjusted to the lesser of (A) the Fixed Conversion Price of such Preferred Share immediately prior to such Underwriting Lock-Up Period and (B) the offering price to the public of the Common Stock offered in the underwritten public offering with respect to which the Lock-Up Request was delivered.

      (e) Purchase Rights. In addition to any adjustments of the Conversion Price pursuant to Section 2(d), if at any time after the Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the outstanding Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      (f) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4:

            (i) Holder's Delivery Requirements. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 9:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE"), to the Company and (B) surrender to a common carrier for delivery to the Company, as soon as reasonably practicable following such date, the original certificate(s) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares reasonably satisfactory to the Company in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATE(S)").

            (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall as soon as practicable, but in any event no later than the next business day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificate(s) to be converted pursuant to a Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt, (I) issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than three business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

            (iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) business day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day following such date of delivery submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

            (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (v) Company's Failure to Timely Convert. If after the Company's receipt of the Preferred Stock Certificates to be converted the Company shall fail (I) within three (3) business days to issue a certificate for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's conversion of Preferred Shares or (II) within seven (7) business days to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to
      Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after the third or seventh business day, as applicable, that such conversion or delivery of such Preferred Stock Certificates, as the case may be, is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(f)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii) and
      (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and the Preferred Stock Certificate, as the case may be, to such holder without violating
      Section 2(f)(ii).

            (g) Mandatory Conversion at Maturity. If any Preferred Shares remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date; provided, however, that if a Triggering Event (other than a Triggering Event resulting from Section 3(d)(vi) due to the Company's breach of a representation or warranty set forth in Section 3 of the Securities Purchase Agreement) has occurred and is continuing on the Maturity Date or any event that with the passage of time would constitute a Triggering Event (assuming it was not cured and other than a Triggering Event resulting from Section 3(d)(vi) due to the Company's breach of a representation or warranty set forth in Section 3 of the Securities Purchase Agreement) exists on the Maturity Date, then the Company shall, within five business days following the Maturity Date (unless otherwise notified in writing by the holder of its request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Triggering Event Redemption Price (as defined below) as of the Maturity Date. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent, provided that the Company has complied with its obligations under this Section 2(g). "MATURITY DATE" means the date which is five years after the Initial Issuance Date for such Preferred Shares, unless extended (i) pursuant to Section 3(u) of the Registration Rights Agreement, which extension shall be equal to one and one-half 1 1/2) times the aggregate number of days of all Grace Periods (as defined in Section 3(u) of the Registration Rights Agreement) or (ii) pursuant to Section 4(n) of the Securities Purchase Agreement, which extension shall be equal to two (2) times the aggregate number of days of all Underwriting Lock-

Up Periods (as defined in Section 4(n) of the Securities Purchase Agreement).

            (h) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

            (i) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

            (j) Conversion Restrictions. The right of a holder of Preferred Shares to convert Preferred Shares pursuant to this Section 2 shall be limited as set forth below. Without the prior written consent of the Company, a holder of Preferred Shares shall not be entitled to convert any Preferred Shares prior to the Fixed Conversion Price Triggering Date. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 2(j) shall not apply (w) on and after any date on which the Common Stock is not listed on the Nasdaq National Market, The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange, Inc. ("AMEX") or has been suspended from trading (excluding suspensions of not more than one day resulting from business announcements), or any such delisting or suspension is threatened or pending, (x) if there shall have occurred an event constituting a Major Transaction (as defined in Section 3(c)) or the public announcement of a pending Major Transaction, (y) there shall have occurred a Triggering Event (as defined in Section 3(d)) or (z) since the Initial Issuance Date there shall have occurred any change, event, result or happening involving, directly or indirectly, the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) resulting in a material adverse effect on the business, financial condition or results of operations or, insofar as can reasonably be foreseen, prospects of the Company and its Subsidiaries, taken as a whole.

      (3) Redemption at Option of Holders.

            (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Liquidation Value (as defined in Section 10) and (ii) the product of (A) the Conversion Rate on the date the Notice of Redemption at Option of Buyer Upon Major Transaction (as defined in Section 3(e)) is given and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m., Central Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed ("MAJOR TRANSACTION REDEMPTION PRICE").

            (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) (X) with respect to a Triggering Event described in Section 4(d)(i), if a Notice of Redemption at Option of Holder Upon Triggering Event (as defined in Section 4(f)) delivered prior to the date which is 270 days after the Initial Issuance Date, 115% of the Liquidation Value and (Z) with respect to Triggering Events other than the instance described in the immediately preceding clause (X), 120% of the Liquidation Value and (ii) the product of (A) the Conversion Rate on the date of such holder's delivery of a Notice of Redemption at Option of Holder Upon Triggering Event (as defined below) and (B) the greater of (I) the Closing Bid Price on the trading day immediately preceding such Triggering Event or (II) the Closing Bid Price on the date of the holder's delivery to the Company of a Notice of Redemption at Option of Holder Upon Triggering Event or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE").

            (c) "Major Transaction". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                  (ii) the sale or transfer, in one or more transactions, of all or substantially all of the Company's assets; or

                  (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

            (d) "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                  (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 180 days after the Issuance Date to which such Registration Statement is related;

                  (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, except for any

      Allowable Grace Periods (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of at least ten consecutive trading days or for an aggregate of at least fifteen trading days in any 365 day period;

                  (iii) the suspension or halting from trading or failure of the Common Stock to be listed on the Nasdaq National Market, NYSE or AMEX for a period of five consecutive days or for an aggregate of at least ten days in any 365 day period;

                  (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in
      Section 4(a), or the Company's failure to deliver Conversion Shares within ten days of the applicable Conversion Date;

                  (v) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue the Conversion Shares due to the provisions of Section 13; or

                  (vi) any representation or warranty by the Company was not true and correct at the time made (including the Issuance Date) or the Company breaches any covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations, the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement), or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except (i) to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement), and (ii) in the case of a breach of a covenant which is curable, such breach does not continue for a period of at least ten days.

            (e) Mechanics of Redemption at Option of Holder Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time on or after the date which is 10 days prior to a Major Transaction), any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares, which redemption shall be effective concurrent with the consummation of the Major Transaction, then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF HOLDER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Holder Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

            (f) Mechanics of Redemption at Option of Holder Upon Triggering Event. Within one business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION AT OPTION OF HOLDER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Holder Upon Triggering Event shall indicate the number of Preferred Shares that such holder is submitting for redemption.

            (g) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder Upon Triggering Event or a Notice(s) of Redemption at Option of Holder Upon Major Transaction from any holder of Preferred Shares, the Company shall within one (1) business day notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Holder Upon Triggering Event or Notice(s) of Redemption at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 3(f), to such holder within five business days after the Company's receipt of a Notice of Redemption at Option of Holder Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price concurrent with the consummation of the Major Transaction; provided that in either or both cases, as applicable, the redeeming holder's Preferred Stock Certificates shall have been so delivered to the Company or the Transfer Agent; and provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) any or all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) prior to payment of the full applicable Redemption Price to such holder: (i) the

Notice(s) of Redemption at Option of Holder Upon Triggering Event or the Notice(s) of Redemption at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid;
(ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid; and (iii) if the redemption was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 13) (an "EXCHANGE CAP TRIGGERING EVENT"), the holders of at least a majority of the Preferred Shares then outstanding, including Preferred Shares submitted for redemption pursuant to this Section 3 with respect to which the applicable Redemption Price has not been paid, may direct the Company to immediately delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded in the electronic bulletin board or the "pink sheets", provided, however, that if (A) there is scheduled to occur, within thirty (30) days of the date on which the Exchange Cap Triggering Event occurred, a meeting of the Company's stockholders at which meeting the stockholder shall be requested to approve the issuance of the Conversion Shares in excess of the Exchange Cap and for which a definitive proxy statement has been filed with the SEC, (B) there has not already occurred prior to the date of such Exchange Cap Triggering Event a meeting of the Company's stockholders at which the Company's stockholders were asked to vote on a proposal to approve the issuance of the Conversion Shares in excess of the Exchange Cap and at which the Company's stockholders did not approve such proposal and (C) the Company is, or will be with the passing of such 30 day period referred to in (A) above, in compliance with Section 4(k) of the Securities Purchase Agreement, then the Investors' right in this Section 3(g) to direct the Company to delist the Common Stock (y) shall be suspended until the earlier of (I) the first (1st) business day following the date on which the meeting of the Company's stockholders is scheduled to occur, regardless of any adjournment thereof and (II) the date on which such meeting of the Company's stockholders is canceled, terminated, postponed or otherwise delayed or (z) will be terminated if the Stockholders approve the issuance of the Conversion Shares. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice, except for the applicable Redemption Price relating to such Void Optional Redemption Notice which Redemption Price thereafter shall no longer be due and payable. Payments provided for in this Section 3 shall have priority to payments to other holders of the Company's capital stock of a class that is junior to the Preferred Shares in connection with a Major Transaction.

      (4)   Inability to Fully Convert.

            (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or on the Maturity Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement (or which are exempt from the registration requirements under the 1933 Act pursuant to Rule 144(k) under the 1933 Act) for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap (as defined below), from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                  (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date;

                  (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z), require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f);

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                  (iv) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(y), require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) at a Conversion Price equal to the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below) or such other market price that satisfies the applicable exchange or trading market.

            (b) Mechanics of Fulfilling Holder's Election. The Company shall within one (1) business day send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a), a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice via facsimile to the Company ("NOTICE IN RESPONSE TO

INABILITY TO CONVERT").

            (c) Payment of Mandatory Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i), the Company shall pay the Mandatory Redemption Price in cash by wire transfer to such holder within five (5) days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder within five (5) days of the Company's receipt of the Notice in Response to Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such five (5) days time period due to a dispute as to the determination of the Mandatory Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "MANDATORY REDEMPTION PRICE" being substituted for the term "Conversion Rate".

            (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice, Notice of Redemption at Option of Holder Upon Major Transaction or Notice of Redemption at Option of Holder Upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and/or redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and/or redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

      (5) Conversion at the Company's Election. At any time or times on or after the date which is three years after the Issuance Date of the applicable Preferred Shares, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares be converted ("CONVERSION AT COMPANY'S ELECTION") at the Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice ("NOTICE OF CONVERSION AT COMPANY'S ELECTION") at least 30 days prior to the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE"). If the Company elects to require conversion of some, but not all, of the Preferred Shares, the Company shall convert a pro rata amount from each holder of Preferred Shares (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding on the date of the Company's delivery of the Notice of Conversion at Company's Election). The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall not be less than 30 or more than 40 days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Preferred

Shares. All Preferred Shares selected for conversion in accordance with the provisions of this Section 5 shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All holders of Preferred Shares shall thereupon and within two business days after the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Transfer Agent. "CONDITIONS TO CONVERSION AT THE COMPANY'S ELECTION" means the following conditions: (i) on each day during the period beginning 20 days prior to the Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of no less than 150% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Conversion at the Company's Election and (B) the number of Conversion Shares that are then held by the holders of the Preferred Shares, (ii) on each day during the period beginning 20 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on NYSE or AMEX and is not suspended from trading; (iii) on each day during the 20 consecutive trading days immediately preceding the date of the Company's Notice of Conversion at the Company's Election, the Closing Bid Price of the Common Stock is at least 250% of the Fixed Conversion Price of the applicable Preferred Shares being converted; (iv) on each day during the period beginning on the date of the Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the Closing Bid Price of the Common Stock is at least 230% of the Fixed Conversion Price of the applicable Preferred Shares being converted; (v) a Conversion at Company's Election previously shall not have occurred; (vi) if the Company was required to seek stockholder approval pursuant to Section 4(k) of the Securities Purchase Agreement, the Company's stockholders shall have approved the issuance of the Securities (as defined in the Securities Purchase Agreement) on or prior to the date of the Company's Notice of Conversion at Company's Election; (vii) during the period beginning 20 trading days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, no holder of Preferred Shares shall have been subject to a lock-up pursuant to the terms of Section 4(n) of the Securities Purchase Agreement and there shall not have been any Grace Period under Section 3(u) of the Registration Rights Agreement; (viii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the Buyers within ten (10) business days of the applicable Conversion Date; (ix) during the period beginning on and including the date which is 20 trading days immediately preceding the date of the Company's Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the Buyers on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations; (x) neither a Triggering Event nor any event that with the passage of time would constitute a Triggering Event (assuming it was not cured) shall have occurred; and (xi) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights

Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the Company's Election Conversion Date.

      (6) Company's Right to Redeem in Lieu of Conversion. Subject to the terms and conditions of this Section 6 below, at any time after the Issuance Date, and so long as the Company has provided appropriate notice as described below, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Price for such Preferred Shares on the Conversion Date is less than a price (the "REDEMPTION IN LIEU OF CONVERSION TRIGGER PRICE") equal to 80% of the greater of (x) the Market Price on the Initial Issuance Date and (y) the Market Price on the date of the Mandatory Closing (as defined in the Securities Purchase Agreement), if any, (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "COMPANY REDEMPTION IN LIEU OF CONVERSION").

            (a) Redemption Price of Company Redemption in Lieu of Conversion. The "REDEMPTION PRICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION" shall be an amount per Preferred Share equal to the product of (A) the Conversion Rate of the Preferred Shares on the date such Preferred Shares are submitted for conversion and (B) the Closing Bid Price of the Common Stock on the date the applicable Preferred Shares are submitted for conversion.

            (b) Mechanics of Company Redemption in Lieu of Conversion. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("NOTICE OF COMPANY REDEMPTION IN LIEU OF CONVERSION") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion shall indicate
(A) the maximum, if any, aggregate number of Preferred Shares which the Company will redeem for Company Redemption in Lieu of Conversion and (B) confirm the time period during which the Company may effect Company Redemption in Lieu of Conversion, which period shall begin on and include the date which is five business days after the date of receipt by all of the holders' of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is 30 calendar days after the fifth business day following the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "REDEMPTION IN LIEU OF CONVERSION PERIOD"). If the Company elects to limit the number of Preferred Shares which it will redeem during the Redemption in Lieu of Conversion Period, the Company shall allocate for redemption from each holder of Preferred Shares a number of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder on the date of the Notice of Company Redemption in Lieu of Conversion relative to the total number of Preferred Shares outstanding on such date). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier at least three business days prior to the effective date of such termination. Notwithstanding anything to the contrary in this Section 6, the Company shall convert Preferred Shares pursuant to Section 2 if such Preferred Shares are submitted for conversion (i) before the beginning, or after the termination, of the Redemption in Lieu of Conversion Period, (ii) for a Conversion Price greater than or equal to the Redemption in Lieu of Conversion Trigger Price or

(iii) are in excess of such holder's pro rata allocation of the maximum number of Preferred Shares the Company indicated that it would redeem in its Notice of Company Redemption in Lieu of Conversion.

            (c) Payment of Redemption Price. The Company shall pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash by wire transfer within five business days after the applicable Conversion Date on which such Preferred Shares are submitted for conversion. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 6(c), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option to, in lieu of redemption, (A) to require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) to convert those Preferred Shares for which the applicable Redemption Price of the Company Redemption in Lieu of Conversion has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on the business day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion, by sending written notice thereof to the Company via facsimile (the "VOID COMPANY REDEMPTION NOTICE"). Upon the Company's receipt of such Void Company Redemption Notice(s), requesting the return of the Preferred Shares, prior to payment of the full applicable redemption price to each holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid and with respect to any Preferred Shares submitted in the future for conversion in the same Redemption in Lieu of Conversion Period, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the lowest Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on any business day during the period beginning on the business day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion and ending on the date of the Company's receipt of the applicable Void Company Redemption Notice. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 6(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to
Section 2(f)(iii)
above with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 6, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding.

            (d) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 6(a) and begin the redemption procedure under this Section 6, unless it has:

                  (i) the full amount of the Redemption Price of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                  (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

                  (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Share that has not been converted prior to a Company Redemption in Lieu of Conversion; or

                  (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

      (7) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

      (8) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares or have the right to acquire any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

      (9) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

      (10) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) $1,000 and
(ii) an amount equal to the product of (.05) (N/365) ($1,000) (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

      (11)  Preferred Rank; Participation.

            (a) All shares of Common Stock shall be junior in rank to the Preferred Shares, and the Preferred Shares shall be pari passu in rank to
      (i) the Company's Series B Preferred Stock and (ii) any shares of the Company's preferred stock issued to HMR which shares of preferred stock, by their terms, are not transferable or assignable for a period of at least one year from the date of issuance of such shares of preferred stock, in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company provided that shares of the Company's Series B Preferred Stock and any shares of the Company's preferred stock issued to HMR in the manner described in clause
      (ii) above shall not require the consent of the holders of the Preferred Shares in order to rank pari passu to the Preferred Shares. Without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation pursuant to which the Preferred Shares remain outstanding or the rights to acquire Preferred Shares under the Securities Purchase Agreement shall not have been terminated, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

            (b) Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

      (12) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares.

      (13) Limitation on Number of Conversion Shares. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of the Nasdaq National Market, except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by applicable rules and regulations of the Nasdaq National Market for issuances of Common

Stock in excess of the Exchange Cap, (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding or (iii) the required number of holders of the Preferred Shares have exercised their rights pursuant to Section 3(g) of this Certificate of Designations to have the Company remove the Common Stock from quotation on the Nasdaq National Market. Until such approval or written opinion is obtained or such action has been taken by the required number of holders, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (x) the Exchange Cap amount multiplied by (y) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "CAP ALLOCATION Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

      (14) Vote to Change the Terms of or Issue Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than a majority of the then outstanding Preferred Shares and of the holders of the rights to acquire a majority of the Preferred Shares which purchasers have the right to acquire under the Securities Purchase Agreement, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

      (15) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

      (16) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      (17) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the initial holders of the Preferred Shares and shall not be construed against any person as the drafter hereof.

      (18) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Certificate of Designations, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      (19) Notices. Any notice required to be delivered pursuant to the terms of this Certificate of Designations shall be delivered, unless otherwise provided in this Certificate of Designations, in accordance with the terms, and subject to the notice provisions of, the Securities Purchase Agreement.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Harvey J. Berger, M.D. its Chief Executive Officer, as of the 6th day of November, 1998.


                                    ARIAD PHARMACEUTICALS, INC.


                                    By:       /s/ Harvey Berger
                                           ------------------------------
                                    Name:         Harvey J. Berger
                                    Its:          Chief Executive Officer

                                    EXHIBIT I
                           ARIAD PHARMACEUTICALS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series [C] Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

      Date of Conversion:
                                              ----------------------------------

      Number of Preferred Shares to be converted:
                                                  ------------------------------

      Stock certificate no(s). of Preferred Shares to be converted:
                                                                    ------------

Please confirm the following information:

      Conversion Price:
                                              ----------------------------------

      Number of shares of Common Stock to be
      issued:
                                              ----------------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:
                                              ----------------------------------

                                              ----------------------------------

      Facsimile Number:
                                              ----------------------------------

      Authorization:
                                              By:
                                                  ------------------------------

                                              Title:
                                                     ---------------------------

      Dated:
                                              ----------------------------------

      Account Number:
        (if electronic book entry transfer):
                                              ----------------------------------

      Transaction Code Number
        (if electronic book entry transfer):
                                              ----------------------------------

           THIS NOTICE MUST BE DELIVERED TO COMPANY AND TRANSFER AGENT

                       AMENDED CERTIFICATE OF DESIGNATION

                                       of

                            SERIES A PREFERRED STOCK

                                       of

                           ARIAD PHARMACEUTICALS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

      ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

      1. That by resolution of the Board of Directors of the Company dated December 15, 1994, and by a Certificate of Designations filed in the office of the Secretary of State of the State of Delaware on December 16, 1994, the Company authorized a series of 500,000 shares of Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock) and established the powers, designations, preferences and relative, participating, optional and other rights of the Series A Preferred and the qualifications, limitations or restrictions thereof.

      2. As of the date hereof no shares of Series A Preferred Stock are outstanding and no shares of Series A Preferred Stock have been issued.

      3. That pursuant to the authority conferred on the Board of Directors of the Company by its Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on June 8, 2000 adopted the following resolution amending in their entireties the powers, designations, preferences, and relative, participating, optional and other rights of shares of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof effective upon the effectiveness of a new rights agreement between the Company and State Street Bank and Trust Company, as Rights Agent.

            RESOLVED, that effective upon the effectiveness of a new rights agreement between the Company and State Street Bank and Trust Company, as Rights Agent, and pursuant to the authority conferred upon the Board of Directors of the Company and the Certificate of Incorporation and by the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the powers, designations, preferences, and relative, participating, optional and other rights of shares of the Series A Preferred Stock, par value $.01 per share of the Company, and the qualifications, limitations or restrictions thereof be, and the same hereby are, amended in their entireties as follows:

                            SERIES A PREFERRED STOCK

      1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock," and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

      2. Dividends and Distribution.

            (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 10th day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after June 8, 2000 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

      3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

            (B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall not be a member of Class I, Class II or Class III of the Board of Directors of the Corporation, but shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

      4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $10.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

            (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

      7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

      8. No Redemption. Shares of Series A Preferred Stock shall not be subject to redemption by the Corporation.

      9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

      10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

      11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 19th day of June, 2000.

                                    ARIAD PHARMACEUTICALS, INC.

                                            /s/ Jay R. LaMarche
                                    By:
                                       ------------------------------
                                    Name:       Jay R. LaMarche
                                    Title:      Treasurer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ARIAD PHARMACEUTICALS, INC.

      It is hereby certified that:

FIRST: The name of the corporation is ARIAD Pharmaceuticals, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation filed on April 12, 1991 under the name ARIAD Corporation, as amended to date, is hereby further amended by striking out the first paragraph of
            Section 4 in its entirety and by substituting in lieu thereof the following:

            "4. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of 145,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock")."

THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

      EXECUTED, effective as of this 23rd day of June, 2004.


                                        ARIAD PHARMACEUTICALS, INC.



                                        By: /s/ Harvey J. Berger, M.D.
                                            ------------------------------------
                                            Harvey J. Berger, M.D.
                                            Chairman and Chief Executive Officer